Exhibit 16



June 28, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.

Washington, D.C. 20549
Fax Number: (202) 942-9656


Dear Sir/Madam:


We have read Item 4 included in the Form 8-K dated June 28, 2002 of Arch Wireless, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/Arthur Andersen LLP

cc: Mr. George W. Hale, Vice President and Controller, Arch Wireless, Inc.